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                                   EXHIBIT 21

                           SUBSIDIARIES OF THE COMPANY

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                                                                 Jurisdiction of                       Assumed
         Name of Subsidiary                                      Incorporation                          Names
         ------------------                                      ---------------                       -------
Lobdell Emery Corporation                                        Michigan               The Lobdell-Emery Manufacturing Company
     Lewis Emery Capital Corporation                             Michigan
     Parallel Group International, Inc.                          Indiana
     Laserweld International, L.L.C.                             Indiana
     Concept Management Corporation                              Michigan
         Creative Fabrication Corporation                        Tennessee              Oxford Automotive
         Winchester Fabrication Corporation                      Michigan
BMG Holdings, Inc.                                               Ontario, Canada
     BMG North America Limited                                   Ontario, Canada
         829500 Ontario Limited                                  Ontario, Canada
         976459 Ontario Limited                                  Ontario, Canada
Howell Industries, Inc.                                          Michigan
Oxford Suspension Ltd.                                           Ontario, Canada
Oxford Suspension, Inc.                                          Michigan
     Metalurgica Carabobo S.A.*                                  Venezuela
RPI Holdings, Inc.                                               Michigan
     RPI, Inc.                                                   Michigan
     Prudenville Manufacturing, Inc.                             Michigan
Oxford Automotriz de Mexico S.A. de C.V.                         Mexico, D.F.
     Oxford Automotriz Silao S.A. de C.V.                        Mexico, D.F.
     Oxford Automotriz Saltillo S.A. de C.V.                     Mexico, D.F.
     Oxford Automotriz Administrativos S.A. de C.V.              Mexico, D.F.
OASP, Inc.                                                       Michigan
     Oxford Automotive Europe, APS                               Denmark
         Wackenhut GmbH                                          Germany
         Oxford Automotive France SAS                            France
              Oxford Automotive France-Paris                     France
                  Oxford Automotive France-Douai                 France
                  Oxford Automotive France-Industries            France
                  Oxford Automotive France-Technologies          France
                  Cofimeta Defeasance S.A.                       France
         Oxford Automotive Italia                                France
              Oxford Automotive Italia-Divisione
                Gessaroli S.r.l.                                 Italy
              Oxford Automotive Italia-Divisione
                Plastica S.r.l.                                  Italy
              Nuova Lanzaplast S.r.l.                            Italy
OASP II, Inc.                                                    Michigan
CE Technologies, Inc.                                            Michigan
Tool and Engineering Company                                     Michigan
Oxford Automotive Holdings Espana, S.L.                          Spain
     Eines de Metall, S.L.                                       Spain
OA Foreign Sales Corporation Ltd.                                Barbados

     * Joint venture 49% owned by Oxford Suspension, Inc.
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